UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

DEFINITIVE SCHEDULE 14A,

filed on May 2, 2025

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AgriFORCE Growing Systems, Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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As a result of processing delays with regard to proxy mailing services at Broadridge Financial Solutions, AgriForce Growing Systems Ltd. is extending the date of its Special Shareholders Meeting previously scheduled for May 30, 2025 until June 6, 2025 at the same time and place as the previously scheduled May 30, 2025 Meeting. All references in the Definitive Proxy Statement for May 30, 2025 shall now refer to June 6, 2025, and all references to the May 29, 2025 deadlines for voting shall now refer to June 5, 2025.